                                                                      EXHIBIT 24


                                   POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Thomas G. Hood and Bill R. Finley, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on June 2, 2000 by the following persons in the capacities indicated.



NAME                           CAPACITY
----                           --------

Thomas G. Hood                 President, Chief Executive Officer and Director
                               (Principal Executive Officer)


Bill R. Finley                 Vice President of Finance, Chief Financial
                               Officer and Secretary (Principal Financial and
                               Accounting Officer)

Tadahiro Murakami              Director

Bruce J. Alexander             Director

Dr. Joseph B. Reagan           Director

Walter C. Sedgwick             Director

Robert C. Stempel              Director

